Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Tucana Lithium Corp. (the “Company”) on Form 10-K for the year ending August 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jordan Starkman, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Annual Report on Form 10-K for the year ending August 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Yearly Report on Form 10-K for the year ending August 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Tucana Lithium Corp.

Dated: December 14, 2011

TUCANA LITHIUM CORP.

By:	/s/Jordan Starkman
Jordan Starkman
President, Chief Executive Officer Chairman of the Board of Directors Chief Financial Officer, Controller, Principal Accounting Officer